FORM 8-K

UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2009

AMERICAN HOME FOOD PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

500 West 37th Street	New York, New York	10018
(Address of Principal Executive offices)		(Zip Code)

Registrant=s telephone number, including area code 212-871-3150

Title of each class	Name of each exchange on which registered
Common Stock $.001 par value	OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2009, the Company entered into a third forbearance agreement extending its working capital loan facility to February 15, 2010.  As part of the extension agreement, the Company has determined that it will refinance the current line of credit with another third-party financing company.  The Company will need a larger working capital facility to accommodate anticipated increases in inventory and accounts receivable from its recent launch of Artisanal Premium Cheeses into supermarket chains, specialty stores and mass merchandisers.   The Company has already begun the process of submitting proposals to financing companies and intends to meet the February deadline.

This weekend marks the first of fifteen road show and market place shows that the Company will undertake by December 23, 2009 with mass merchandiser, Costco.  Each show ranges from three to six consecutive days of selling in various Costco locations.  Next week, the Company will start stocking supermarket stores owned by the chains D’Agostino and Shop-Rite and the following week stores owned by the chain King Kullen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
President

DATED:  November 13, 2009

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